SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ACME COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2101 E. Fourth Street, Suite 202A
Santa Ana, California 92705

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ACME Communications, Inc. which will be held at the offices of Trust Company of the West, 11100 Santa Monica Blvd., 20th Floor, Los Angeles, California on Thursday, May 23, 2002 at 9:00 a.m. (local time).

     At the Annual Meeting, holders of common stock will be asked to vote to elect seven directors. In addition, we will ask all stockholders to ratify the appointment of KPMG LLP as our independent accountants for the 2002 fiscal year. The attached Proxy Statement contains information about these matters.

     Whether or not you plan to attend, please promptly execute and return your proxy card to assure that your shares are represented at the meeting.

     I hope you will be able to attend the Annual Meeting and look forward to seeing you on May 23, 2002.

Sincerely,

Jamie Kellner Chairman of the Board and Chief Executive Officer

April 25, 2002

GENERAL
VOTING SECURITIES
BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
EMPLOYMENT ARRANGEMENTS AND AGREEMENTS
COMPARISON OF CUMULATIVE TOTAL RETURNS*
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*
AUDIT COMMITTEE REPORT*
INDEPENDENT PUBLIC ACCOUNTANTS
ACCOUNTANT FEES
FINANCIAL AND OTHER INFORMATION
STOCKHOLDER PROPOSALS
OTHER MATTERS
AUDIT COMMITTEE CHARTER OF ACME COMMUNICATIONS, INC.

2101 E. Fourth Street, Suite 202A
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2002

     ACME Communications, Inc. will hold its Annual Meeting of Stockholders at the offices of Trust Company of the West, 11100 Santa Monica Blvd., 20th Floor, Los Angeles, California on Thursday, May 23, 2002 at 9:00 a.m. (local time) for the following purposes:

1.	To elect seven directors;

2.	To ratify the appointment of KPMG LLP as our independent accountants for 2002; and

3.	To transact such other business as may properly come before the meeting.

     Stockholders who owned stock at the close of business on March 29, 2002 are entitled to vote at this meeting and any adjournments. Even though you may plan to attend the meeting, we ask that you sign and date the enclosed proxy card, and return it without delay in the enclosed postage-paid envelope. If you are present, you may withdraw your proxy card and vote in person.

     Please sign, date and mail the enclosed proxy card promptly in the enclosed envelope so that your shares of stock may be present at the meeting.

By Order of the Board of Directors,

Thomas Allen Executive Vice President, Chief Financial Officer and Secretary

April 25, 2002

2101 E. Fourth Street, Suite 202A
Santa Ana, California 92705

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2002

GENERAL

     Our Board of Directors is soliciting the enclosed proxy for use at our Annual Meeting of Stockholders to be held on Thursday, May 23, 2002 at the offices of Trust Company of the West, 11100 Santa Monica Blvd., 20th Floor, Los Angeles, California at 9:00 a.m. (local time) and at any adjournment.

     We will vote all valid and properly executed proxies that we receive before the Annual Meeting in accordance with the instructions specified in the proxy. If proxies do not give any instructions, we will vote shares FOR: (1) the election of the named nominees for director; (2) ratification of KPMG LLP’s appointment as independent accountants; and (3) according to the best judgment of the proxyholder in regard to any other matter that properly comes before the meeting.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering a written notice of revocation to our corporate Secretary or attending the meeting and withdrawing your proxy.

     We will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock such brokers and nominees hold of record. We will reimburse them for their reasonable forwarding expenses. Our directors, officers and regular employees, without extra compensation, may solicit proxies personally, by telephone, by mail or by other means of communication.

VOTING SECURITIES

     Each share of common stock has one vote on all matters submitted to our stockholders at the Annual Meeting. Stockholders of record at the close of business on March 29, 2002 are entitled to vote at the Annual Meeting. On March 29, 2002, our issued and outstanding voting securities consisted of 16,750,000 shares of common stock.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote will constitute a quorum for the meeting. Assuming such a quorum is present, for the purpose of electing directors, the affirmative vote of a plurality of votes cast is necessary to approve the election of a director. For the purpose of approving all other proposals presented to our stockholders at the Annual Meeting, the affirmative vote of a majority in voting power of the shares of common stock that are present in person or by proxy and entitled to vote thereon.

Counting of Votes

     Our inspector of elections will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and will be treated as votes cast and have the same effect as a vote against a proposal. Under Delaware law, if a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be counted in determining the number of shares necessary for approval.

BOARD OF DIRECTORS

Election of Directors

     The nominees proposed for election are Jamie Kellner, Douglas Gealy, Thomas Allen, James Collis, Brian McNeill, Thomas Embrescia and Darryl Schall. Each director will serve until the annual meeting of stockholders in 2003 or until his successor is elected and qualified.

     Each nominee has indicated his willingness to serve if elected, but if any nominee should become unable to serve, we will vote your proxies for the election of such other person as our directors select.

Nominees for Election as Directors

     The following table sets forth information about our directors as of March 29, 2002.

Name	Age	Position	Year First Elected

Jamie Kellner	54	Chairman of the Board and Chief Executive Officer	1997
Douglas Gealy	41	President, Chief Operating Officer and Director	1997
Thomas Allen	49	Executive Vice President, Chief Financial Officer and Director	1997
James Collis	39	Director	1999
Thomas Embrescia	55	Director	1998
Brian McNeill	46	Director	1999
Darryl Schall	41	Director	1999

     Jamie Kellner is a founder of ACME Communications, Inc. ("ACME") and has served as our Chief Executive Officer and Chairman of the Board since 1997. Mr. Kellner is also a founder and has been Chief Executive Officer of The WB Network since 1993. Additionally, in March 2001, Mr. Kellner became Chairman and Chief Executive Officer of AOL Time Warner’s Television Networks division. Mr. Kellner was President of Fox Broadcasting Company from its inception in 1986 to 1993.

     Douglas Gealy is a founder of ACME and has served as our President and Chief Operating Officer and as a member of our Board since 1997. Since December of 1996, Mr. Gealy has been involved in development activities for ACME. Before founding ACME, Mr. Gealy served for one year as Executive Vice President of Benedek Broadcasting Corporation. From 1991 to 1996, Mr. Gealy was a Vice President and General Manager of WCMH and, under a local marketing agreement, WWHO, both in Columbus, Ohio, and following the acquisition of these stations by NBC, served as President and General Manager of these stations.

     Thomas Allen is a founder of ACME and has served as our Executive Vice President and Chief Financial Officer and as a member of our Board since 1997. Since June 1996, Mr. Allen has been involved in development activities for ACME. From August 1993 to May 1996, Mr. Allen was the Chief Operating Officer and Chief Financial Officer for Virgin Interactive Entertainment. Before that Mr. Allen served as Senior Vice President and Chief Financial Officer of the Fox Broadcasting Company from its inception in 1986 to 1993.

     James Collis has served as a member of our Board since July 1999. Mr. Collis is an Executive Vice President of Seaport Capital, LLC, a limited liability company formed to manage Seaport Capital Partners II, L.P., CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. Mr. Collis has served in this role since February 2000. Prior to Seaport Capital, Mr. Collis served as Executive Vice President of CEA Management Corp., a corporation formed to manage CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. Before joining CEA Management Corp., Mr. Collis was a Principal at Chase Manhattan Bank beginning in December 1996. Before becoming a Principal, Mr. Collis was a Vice President of Chase Manhattan Bank beginning in June 1995 and an associate before that beginning in June 1991.

     Thomas Embrescia has served as a member of our Board since we acquired WTVK from Second Generation Television, Inc. in June 1998. Mr. Embrescia is the Chairman and principal investor of Second Generation Television, a company he formed in 1993. In addition, he also serves as chairman or Chief Executive Officer and is a principal investor in several other media and marketing related businesses. Mr. Embrescia has over 31 years of experience in the broadcasting and media industry.

     Brian McNeill has served as a member of our Board since July 1999. Since 1996, he has been the Managing General Partner of Alta Communications, a private venture capital firm he co-founded, which specializes in the communications industry. Since 1986, Mr. McNeill has been a general partner of various funds affiliated with Burr, Egan, Deleage & Co., a major private equity firm which specializes in investments in the communications and technology industries. He currently serves on the board of Radio One, Inc., a publicly traded company on the NASDAQ exchange.

     Darryl Schall has served as a member of our Board since July 1999. Mr. Schall is a Managing Director of Trust Company of the West and has been employed by Trust Company of the West since November 1995. Mr. Schall was Director of Research at Crescent Capital Corporation from July 1994 until its acquisition by Trust Company of the West in 1995.

     The Board of Directors will have one vacancies.

     See “Certain Relationships and Related Transactions” below for a description of the long-term voting agreement entered into in 1999, and subsequently amended, between the Company and Messrs. Kellner, Gealy, Allen and Embrescia, and investment funds managed by or affiliated with Alta Communications, CEA Capital and TCW Asset Management Company, all of whom are current stockholders.

The Board of Directors recommends a vote FOR the election of the directors listed above.
We will vote proxies received by us in favor of the above nominees unless a contrary choice is indicated.

Directors’ Compensation

     Our directors do not currently receive any cash compensation for services on our Board of Directors or any committee of our Board. However, directors are reimbursed for expenses they incur in attending board and committee meetings. All directors are eligible to participate in our 1999 Stock Incentive Plan. No grants of stock options were made to our directors in 2001.

Board of Directors Meetings

     The Board of Directors met five times during 2001. Each director attended every meeting of the Board and Committees on which he served.

Board Committees

     We have an audit committee and a compensation committee but not a nominating committee.

Audit Committee

     On April 9, 2002 the Board of Directors amended our Audit Committee Charter, a copy of which is attached as Exhibit A. Our Audit Committee is comprised of Darryl Schall (Chairman), James Collis and Brian McNeill. Our Board has determined that each Audit Committee member is independent as defined by the National Association of Securities Dealers' existing standards. Our Audit Committee recommends the engagement of independent public accountants, reviews with the independent public accountants the plans and results of such audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of our internal accounting controls and reviews our critical accounting policies. The Audit Committee met four times in 2001. See “Audit Committee Report.”

Compensation Committee

     Our Compensation Committee is comprised of Brian McNeill (Chairman) and Thomas Embrescia. The committee determines the compensation of our executive officers and administers our 1999 Stock Incentive Plan, as amended. The Compensation Committee met four times in 2001. See “Compensation Committee Report.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following contains information regarding the beneficial ownership of our common stock as of March 29, 2002, for:

•	holders or groups of related holders who, individually or as a group, are known to us to be the beneficial owners of 5% or more of our common stock;

•	each of our executive officers;

•	each director;

•	our executive officers and directors as a group.

     Unless otherwise noted, the address for each person or entity named below is c/o ACME Communications, Inc. 2101 E. Fourth Street, Suite 202, Santa Ana, California 92705.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares of	Percentage of
	Common Stock	Common Stock
Name and Address	Beneficially	Beneficially
of Beneficial Owner	Owned	Owned

Jamie Kellner(1)	1,001,460	5.90%
Douglas Gealy(1)	739,883	4.37%
Thomas Allen(1)	737,218	4.36%
Ed Danduran(1)	29,533	*
James Collis(2)	1,535,360	9.17%
Thomas Embrescia	96,777	*
Brian McNeill(3)	1,535,360	9.17%
Darryl Schall(4)	972,138	5.80%
All directors and executive officers as a group (8 persons)	6,647,729	38.36%
Alta Communications, Inc./Burr, Egan, Deleage & Co., Inc.(3)	1,535,360	9.17%
CEA Capital Partners USA, LP (2)	1,535,360	9.17%
Dimensional Fund Advisors Inc.(5)	860,100	5.13%
Franklin Templeton Investments(6)	1,607,434	9.60%
Gabelli Asset Management, Inc.(7)	1,087,134	6.49%
TCW Asset Management Company(4)	972,138	5.80%

*	Represents beneficial ownership of less than 1%.

(1)	Messrs. Kellner, Gealy, Allen and Danduran hold employee stock options for 209,660, 171,307, 171,307 and 27,733, shares, respectively, that are fully exercisable and, therefore, are included in the shares owned.

(2)	Includes 1,173,476 shares held by CEA Capital Partners USA, L.P. and 361,884 shares held by CEA Capital Partners USA CI, L.P., two limited partnerships. Mr. Collis, one of our directors, is an Executive Vice President of Seaport Capital, LLC, a limited liability company formed to manage CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. and, therefore, may be deemed to having voting and investment power over the shares. Mr. Collis and Seaport Capital, LLC have no pecuniary interest in and disclaim beneficial ownership of these shares. The address for Seaport Capital, LLC is 199 Water Street, 20th Floor, New York, New York 10038.

(3)	Includes 383,840 shares held by Alta Subordinated Debt Partners III, LP, 1,125,892 shares held by Alta Communications VI, LP, and 25,628 shares held by Alta Comm S by S, LLC. Alta Subordinated Debt Partners III, L.P. is managed by Burr, Egan, Deleage & Co., Inc. and Alta Communications VI, L.P. and Alta Comm S By S, LLC are indirectly managed by Alta Communications, Inc. which may be deemed to have investment power with respect to the shares held by these partnerships. Mr. McNeill is the general partner of the general partner of Alta Subordinated Debt Partners III and of Alta Communications VI and is a member of Alta Comm S by S, and may be deemed to have investment power with respect to the shares owned by these funds. Mr. McNeill disclaims beneficial ownership of the shares held by these funds, except to the extent of his proportionate pecuniary interest therein. The address for both Alta Communications, Inc. and Burr, Egan, Deleage & Co., Inc., which have common ownership, is 200 Clarendon Street, 51st Floor, Boston, MA 02116.

(4)	Includes 598,622 shares held by TCW Leveraged Income Trust, LP, and 373,516 shares held by TCW Shared Opportunity Fund II LP, investment funds for which TCW Asset Management provides investment advisory services. Mr. Schall is a Managing Director of TCW Asset Management and may

be deemed to have investment powers with respect to the shares owned by these funds. Mr. Schall has no pecuniary interest in and disclaims beneficial ownership of these shares. The address for TCW Asset Management Company is 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(5)	Based solely on a Schedule 13G dated January 30, 2002. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6)	Based solely on a Schedule 13G dated February 1, 2002. The address for Franklin Templeton Investments is One Franklin Parkway, San Mateo, CA 94403.

(7)	Based solely on a Schedule 13D dated January 18, 2002 . The address for Gabelli Asset Management, Inc. is One Corporate Center, Rye, NY 10580.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that during 2001, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, with one exception. Mr. Danduran failed to timely file one report on Form 4 in November of 2001. Such report was filed on January 10, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Voting Agreement

     In October 2001, we amended our long-term voting agreement with Messrs. Kellner, Gealy, Allen and Embrescia, and investment funds managed by or affiliated with Alta Communications, CEA Capital and TCW Asset Management Company, all of which are stockholders. Pursuant to the long-term voting agreement, Messrs. Kellner, Gealy, Allen and Embrescia and affiliates of Alta Communications, CEA Capital and TCW Asset Management Company all have agreed to vote their shares of voting stock in favor of certain named designees pursuant to which they will likely be able to elect at least a majority of our board. The amendment deleted a former director and one of our initial shareholders as parties and extended the termination date to September 29, 2003. In addition to being stockholders, Messrs. Kellner, Gealy, Allen and Embrescia are all directors. Furthermore, Messrs. Collis, McNeill and Schall are each employed by affiliates of the investment fund stockholders (Seaport Capital Partners, Alta Communications and TCW Asset Management Company, respectively) and each serve as directors of our company.

Registration Rights

     We have a registration rights agreement with all of our pre-initial public offering investors, including Messrs. Kellner, Allen and Gealy and each of our non-management directors or their affiliates. At any time, these stockholders, holding an aggregate of at least 25% of the stock covered by this registration rights agreement, may demand that we file a registration statement covering our securities held by them. However, the securities to be registered must have an anticipated aggregate public offering price of at least $10.0 million. These stockholders can effect two such demand registrations.

     At any time we are eligible to use a Registration Statement on Form S-3 to register an offering of our securities, these stockholders may request that we file a registration statement on Form S-3, covering all or a portion of our securities held by them, if the aggregate public offering price is at least $2.0 million. These stockholders can request that we file two S-3 registration statements per year. In addition, these stockholders have piggyback registration rights. If we propose to register any common stock, these stockholders may require us to include all or a portion of their securities in such registration.

     These registration rights are subject to our right to delay the filing of a registration statement, not more than once in any 12-month period, for not more than 90 days.

     We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.

     The registration rights of each stockholder under this registration rights agreement terminate when such stockholder transfers its securities under Rule 144 promulgated under the Securities Act or their shares have otherwise been transferred.

The WB Network

     Our stations have entered into affiliation agreements and, from time to time, related marketing arrangements with The WB Network. Mr. Kellner is a founder and the Chief Executive Officer of The WB Network. We believe that the terms of each of these affiliation agreements or marketing agreements are or were at least as favorable to us or our affiliates as those that could be obtained from an unaffiliated party.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

     The following table sets forth compensation earned for the years ended December 31, 2001, 2000 and 1999 by all of our executive officers.

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation

					Securities
Name and					Underlying	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Other	Options/SARs(4)	Compensation(3)

Jamie Kellner	2001	$258,500	—	—	(419,318)	—
Chairman of the	2000	250,000	—	—	—	—
Board and Chief	1999	175,000	$1,145,000	—	838,635	—
Executive Officer

Douglas Gealy	2001	387,750	—	*	(342,614)	$5,250
President and Chief	2000	375,000	—	*	—	5,045
Operating Officer	1999	300,000	877,500	*	685,228	4,345

Thomas Allen	2001	387,750	—	*	(342,614)	5,250
Executive Vice	2000	375,000	—	*	—	5,045
President and Chief	1999	300,000	877,500	*	685,228	2,716
Financial Officer

Ed Danduran	2001	137,505	—	—	30,000	4,950
Vice President and	2000	127,505	20,000	—	22,000	4,575
Controller	1999	115,004	25,000	—	38,000	1,504

1)	For Mr. Kellner, this amount is his consulting fee.

2)	Amounts disclosed in the column reflect payments under the incentive provisions of the individual employment and consulting agreements.

3)	The 2001 amounts disclosed in this column are for the Company’s matching contributions under our 401K savings plan.

4)	On November 12, 2001 Messrs. Kellner, Gealy and Allen entered into a Stock Option Cancellation and Amendment Agreement that cancelled 50% of the options that were awarded to them at the time of the Company’s initial public offering.

*	Less than $50,000 or 10% of such employee’s total salary and bonus for said year.

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

Employment Contracts

     We have a non-exclusive consulting agreement with Mr. Kellner and full-time exclusive employment agreements with each of Messrs. Gealy and Allen. Each of the three executives were entitled to an increase of 1.6% of their base salary effective January 1, 2002, which they each declined. In January 2002, we exercised our option to extend the agreements with Messrs. Kellner, Gealy and Allen from June 16, 2002 to September 29, 2003. Although our exercise of these options entitled each of them to receive a 10% increase in their base compensation for the extended term, each waived their increase. The employment and consulting agreements provide for a compensation review by our Compensation Committee on January 1, 2003.

     As of December 31, 2001, Mr. Kellner’s annual consulting fee was $258,500, and will remain at this amount until the Compensation Committee review on January 1, 2003. Mr. Kellner is entitled to annual cash bonuses as determined by our Compensation Committee. No cash bonus was awarded to Mr. Kellner for 2001.

     As of December 31, 2001, each of Mr. Gealy’s and Mr. Allen’s base salary was $387,750, and will remain at this amount until the Compensation Committee review on January 1, 2003. Mr. Gealy and Mr. Allen are entitled to annual cash bonuses as determined by our Compensation Committee. No cash bonuses were awarded to Mr. Gealy and Mr. Allen for 2001.

     The Compensation Committee also is charged with the responsibility to recommend to our Board of Directors for adoption an annual cash incentive plan under which Messrs. Kellner, Gealy and Allen will be eligible to receive awards. To date, the executives have declined the Committee’s invitation to propose appropriate incentives and, therefore, the Board has not yet adopted such a plan.

     Mr. Danduran is employed by us pursuant to a full-time exclusive employment agreement that expires December 31, 2002. Mr. Danduran’s base salary was $137,505 at December 31, 2001 and will increase by $10,000 on January 1, 2002. Mr. Danduran is entitled to an annual cash bonus with a target of up to 20% of his current base salary. No cash bonus was awarded to Mr. Danduran for 2001.

Option Grants

     The following table provides details regarding stock options granted to each of our executive officers in 2001.

Potential Realizable
	Number of	% of Total				Value at	Value at Assumed
	Securities	Options	Exercise			Grant	Annual Rates of Stock
	Underlying	Granted to	or	Market		Date	Price Appreciation for
	Options	Employees	Base	Price on		Market	Option Term (2)
	Granted	in Fiscal	Price	the Date	Expiration	Price
Name	(#)	Year	($/Share)	of Grant	Date	0%	5%	10%

Jamie Kellner	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Douglas Gealy	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Thomas Allen	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Ed Danduran	30,000 (1)	6.28%	$6.95	$6.95	12/3/2011	$ —	$ 131,125	$ 332,295

(1)	These stock options were granted on December 3, 2001, under our 1999 Stock Incentive Plan. The options vest in three equal annual installments beginning on December 3, 2002. Unless the Board of Directors determines otherwise, these stock options will fully accelerate and become immediately exercisable upon a change in control event as defined in the Company’s 1999 Stock Incentive Plan.

(2)	Potential gains are net of the exercise price but before taxes associated with the exercise and assume that the options are exercised on the latest possible date. The 5% and 10% assumed annual rates of compounded stock appreciation are pursuant to the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises depend on our future financial performance, overall market conditions and the option holders’ continued employment through the vesting period.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year-End Option Value

     None of the stock options held by our executive officers were exercised during 2001. The following table sets forth information with respect to the exercisable and non-exercisable stock options held by our executive officers at the end of 2001.

	Number of Securities		Value of Unexercised
	Underlying Options		In-the-Money Options
	at FY-end		at FY-end(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Jamie Kellner	209,659	209,659	$—	$—
Douglas Gealy	171,307	171,307	—	—
Thomas Allen	171,307	171,307	—	—
Ed Danduran	25,733	64,267	—	—

(1)	None of the options granted to any of the executives are exercisable at a price below $6.74 per share, which was the market price on the last trading day of the year, December 31, 2001. No assumptions or representations regarding the value of such options are made or intended.

COMPARISON OF CUMULATIVE TOTAL RETURNS*

     The following graph compares the cumulative total stockholder return on a $100 investment in our common stock with the cumulative total return of a $100 investment in (a) the NASDAQ Composite Index and (b) a composite index of the following four peer companies: (1) Granite Broadcasting Corporation, (2) Hearst-Argyle Television, Inc., (3) Sinclair Broadcasting Group, Inc. and (4) Young Broadcasting Inc. Our peers were selected by the Company on a line-of-business basis and weighted for market capitalization. The graph is intended to provide a relevant comparison of total returns for the period from September 30, 1999 (the day our common stock commenced trading) through December 31, 2001. Because we effected our initial public offering in September 1999, the information in the graph is provided at quarter end intervals. The total return on the common stock is measured by dividing the difference between the common stock price at the end and the beginning of the measurement period by the common stock price at the beginning of the measurement period. The graph for our Company and each of the indices also assumes the reinvestment of dividends. Note: We caution that past stock price performance shown for our common stock is not necessarily indicative of future price performance.

September 30, 1999 to December 31, 2001

	9/30/99	12/31/99	3/31/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01
ACME	100.00	107.26	73.79	58.87	29.03	29.44	34.07	25.84	22.58	21.74
Peer Group	100.00	113.12	76.97	75.70	80.64	81.52	77.62	81.28	58.30	71.51
NASDAQ	100.00	148.18	166.52	144.42	133.74	89.96	67.01	78.70	54.58	71.02

*	This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and must not be deemed soliciting material or otherwise deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is, and during 2001 was, composed entirely of the outside directors named as signatories to the Compensation Committee report. Except for the voting agreement noted under the caption “Certain Relationships and Related Transactions” above, the Compensation Committee members do not have any relationship with the Chief Executive Officer, other executive officers, or the Company, other than their directorships.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee consists of Mr. McNeill (Chairman) and Mr. Embrescia, both of whom are non-employee directors. The philosophy of the Compensation Committee is to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in the Company’s present competitive environment. The Compensation Committee is responsible for making recommendations to our Board concerning our executive officers’ compensation levels, administers our stock incentive plan and determines awards to be made under the plan to our officers and all other eligible individuals. The Compensation Committee may consider other forms of compensation, both short and long-term, in addition to those generally described above. The Compensation Committee has approved Messrs. Kellner’s, Gealy’s and Allen’s employment and consulting agreements and the January 2002 options to extend the terms of those agreements.

     Chief Executive Officer Compensation. Mr. Kellner was compensated in accordance with his three-year consulting agreement, which provides for an annual consulting fee of $258,500 in 2001. Although his agreement also provides for an annual cash incentive award, Mr. Kellner declined to be considered for such an award for 2001. In determining the annual consulting fee for Mr. Kellner’s consulting agreement, the Compensation Committee considered the compensation of comparable executives at peer companies in the broadcasting industry (some of which are included in the peer group index in the performance graph), taking into account Mr. Kellner’s responsibilities, experience, and individual performance.

     Other Executives. The Company has also entered into three-year employment contracts with each of Mr. Allen and Mr. Gealy. These agreements provide for a base salary, a discretionary cash bonus and a one-time special cash bonus in connection with the successful completion of our initial public offering. Each of the executive officer’s base salary for calendar year 2001 was $387,750 which was determined using the same criteria set forth above for Mr. Kellner. Mr. Gealy and Mr. Allen also are eligible to receive a discretionary cash bonus, which both declined to be considered for in 2001.

     Stock Options. In determining the aggregate award of options to its executives, the Compensation Committee makes a subjective assessment as to the appropriate level of equity to be granted to sufficiently and properly incentivize the executives and align their interests with those of the Company’s stockholders. In 2001, the Company awarded an aggregate of 30,000 stock options for the Company’s common stock to Mr. Ed Danduran, the Company’s Vice President and Controller.

Brian McNeill (Chairman) Thomas Embrescia

*	This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and must not be deemed soliciting material or otherwise deemed filed under such Acts.

AUDIT COMMITTEE REPORT*

     Our Audit Committee is composed of three independent directors and operates under a written charter adopted by our Board of Directors in connection with our initial public offering and amended April 9, 2002. The members of the Audit Committee are Messrs. McNeill (Chairman), Collis, and Schall. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of our independent accountants.

     Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Darryl Shall, Chairman James Collis Brian McNeill

*	This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and must not be deemed soliciting material or otherwise deemed filed under such Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Directors has appointed KPMG LLP as our independent public accountants for 2002. KPMG LLP has served as our independent public accountants since 1997.

     We expect representatives of KPMG LLP to be at the Annual Meeting and to be available to respond to questions from stockholders. We will give the KPMG LLP representatives an opportunity to make a statement if they desire.

     Ratification of appointment of KPMG LLP as our independent public accountants for 2002 will require the affirmative vote of a majority of voting shares of the common stock represented in person or by proxy at the Annual Meeting. If the stockholders do not make such ratification, the Audit Committee and the Board of Directors will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent auditors.

ACCOUNTANT FEES

Fees for the last annual audit, including quarterly reviews, were approximately $193,500. There were no other fees paid to KPMG LLP during 2001 and, specifically, no fees were paid to KPMG LLP relating to financial information systems design or implementation.

FINANCIAL AND OTHER INFORMATION

     Our Annual Report on Form 10-K for the year ended December 31, 2001, is being sent to stockholders of record as of the close of business on March 29, 2002, together with this Proxy Statement.

STOCKHOLDER PROPOSALS

We must receive stockholder proposals that are intended to be presented at our 2003 annual meeting of stockholders at our principal executive offices not later than December 27, 2002 for inclusion in our proxy statement and form of proxy relating to the meeting.

OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action by the stockholders at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

Exhibit A

AUDIT COMMITTEE CHARTER
OF
ACME COMMUNICATIONS, INC.

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s independent auditors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is the responsibility of management and the independent auditors, not the Audit Committee, to determine that the Company’s financial statements are complete and accurate and are fairly presented in accordance with accounting principles generally accepted in the United States of America and to plan and conduct audits. It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations. The independent auditors are ultimately accountable to the Audit Committee and the Board.

There shall be at least three members of the Audit Committee, who shall meet the independence and experience requirements of the National Association of Securities Dealers’ existing standards. In particular, each Committee member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee shall elect one of its members as the Chairman who will have authority to act on behalf of the Audit Committee between meetings. The Audit Committee shall meet at such times as determined by the Chairman or a majority of the Audit Committee, but no less than four times per year.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any person, including any officer, employee or agent of the Company and representatives of the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or advisors or consultants to, the Committee. The Audit Committee may also meet with the Company’s investment bankers and with financial analysts who follow the Company.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Meet periodically, but no less than once per year, with management and the independent auditors to:

Exhibit A

a.	Review the annual audited financial statements contained in the Company’s annual report filed with the Securities and Exchange Commission, including unusual or non-recurring items, the nature and substance of significant reserves, and major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

b.	Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of the application of alternative generally accepted accounting methods on the Company’s financial statements and a description of any transaction as to which management obtained a Statement on Auditing Standards No. 50 (Reports on Application of Accounting Principles) letter.

c.	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as any off-balance sheet structures of the Company.

d.	Review the Company’s major financial risk exposures and the steps management has taken to monitor, control and minimize such exposures.

e.	Review with independent auditors significant risks and exposures and the plans to monitor, control and minimize such risks and exposures.

f.	Review major changes to the Company’s auditing and accounting policies and practices as suggested by the independent auditors or management.

3.	Review with management and the independent auditors the Company’s quarterly financial statements before the release of quarterly earnings, including the results of the independent auditors’ reviews of the quarterly financials, where such prior review is practicable.

4.	Review management’s recommendation of and approve the fees to be paid to the independent auditors.

5.	Review the experience and qualifications of the senior members of the independent auditors’ team and the quality control procedures of the independent auditors.

6.	Approve in advance the retention of the independent auditors for any non-audit service and the fee for such service.

7.	Meet with the independent auditors before the audit to review the scope, planning and staffing of the audit.

8.	Oversee the independence of the independent auditors by (a) obtaining from the independent auditors periodic formal written reports regarding the independent auditors’ independence, delineating all relationships between the independent auditors and the

Exhibit A

Company, consistent with Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), (b) discussing with the independent auditors any disclosed relationships or services that may impact its objectivity and independence and (c) taking, or recommending that the Board take, appropriate action.

9.	Approve in advance the Company’s hiring of employees of the independent auditors who were engaged on the Company’s account.

10.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as it may be modified or supplemented, relating to communications with the independent auditors.

11.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements, accounting policies or compliance programs.

12.	Review with the independent auditors any management letter provided by the independent auditors and the Company’s response to that letter, and any other problems or difficulties the independent auditors may have encountered, including

a.	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management; and

b.	any recommendations made by the independent auditors as a result of the audit.

13.	Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

14.	Evaluate the performance of the independent auditors and recommend to the Board the appointment or replacement of the independent auditors.

15.	Regularly report to the Board on the Committee’s activities.

16.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

17.	Review with the Company’s legal counsel matters that may have a material effect on the financial statements, the Company’s compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

18.	Meet at least quarterly with the chief financial officer and the independent auditors in separate executive sessions.

19.	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and that in its discretion warrant consideration by the Board.

PROXY	ACME COMMUNICATIONS, INC.	PROXY
Annual Meeting of Stockholders, May 23, 2002
This Proxy is Solicited on Behalf of the Board of Directors of ACME Communications, Inc.

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 23, 2002 and the Proxy Statement, and appoints Thomas Allen and Douglas Gealy, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of ACME Communications, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the offices of Trust Company of the West, 11100 Santa Monica Blvd., 20th Floor, Los Angeles, California, May 23, 2002 at 9:00 a.m. (local time) and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

— DETACH PROXY CARD HERE —

ACME COMMUNICATIONS, INC

The Board of Directors recommends a vote FOR Items 1 and 2.

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified:

FOR ALL NOMINEES*	WITHHOLD AUTHORITY FOR ALL NOMINEES*	EXCEPTIONS*

Nominees: Jamie Kellner, Douglas Gealy, Thomas Allen, James Collis, Thomas Embrescia, Brian McNeill and Darryl Schall

*	Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002:

FOR	AGAINST	ABSTAIN

3.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name(s) (Authorized Signature(s))

Date:	This Proxy must be signed and dated to be valid.

Please Detach Here
- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope